LIMITED POWER OF ATTORNEY

	Know all men by these presents, that I,

Harold M. Reed, the undersigned, of 535 St. Annes Dr.(address), City of

Holland, County of Lucas, State of Ohio, hereby make, constitute and appoint Gary L. Smith, or in the alternative,Mary J. Schroeder, each of The
Andersons, Inc., 480 W. Dussel Drive, Maumee, Ohio, 43537 my true and lawful limited attorney-in-fact for me and in my name, place and stead giving severally unto said Gary L. Smith and Mary J. Schroeder full power to execute and to file with the Securities and Exchange Commission
("SEC")
as my limited attorney-in-fact, any and all SEC Forms 3, 4, 5 or
144
required to be filed under the Securities Act of 1933 or the Securities
Exchange Act of 1934, each as amended, in connection with my beneficial ownership of equity securities of The Andersons, Inc. for the calendar years 2004 and 2005.

	   The rights, powers, and
authority of each
limited attorney-in-fact herein granted shall commence and be in full force and effect as of the date hereof; and such rights, powers, and authority shall remain in full force and effect thereafter through and including
January 6, 2006.


	IN WITNESS WHEREOF,
the undersigned has executed
this Limited Power of Attorney as of this ___18th__ day of _December___,
__2003_____.



__Harold M. Reed______

						Name




STATE OF Ohio )
		) ss

COUNTY OF Lucas	)

	On this
__18th_____ day of _December_____,
____2003______, before me a notary
public in and for said state, personally appeared _Harold M. Reed_, to me personally known, who being duly sworn,acknowledged that he/she had executed the foregoing instrument for purposes therein mentioned and set forth.



__Marian R. Emch________

						Notary Public




						  _01/19/2004___

				My Commission Expires